UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 29, 2007
Symantec Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20330 Stevens Creek Blvd., Cupertino, CA	95014
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code (408) 517-8000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Adoption of FY08 Long Term Incentive Plan (LTIP)
On June 29, 2007, the Company adopted the FY08 Long Term Incentive Plan for its executive officers (other than our Chairman and Chief Executive Officer, who declined to participate in the plan) (the “Participants”). Under the terms of this plan, the Participants will be eligible to receive performance-based compensation based upon the level of attainment of target performance metrics through the Company’s fiscal year ending March 31, 2008 (the “Performance Period”). The long-term incentive will be measured at the end of the Performance Period and paid following the last day of the second (2nd) fiscal year following the end of the Performance Period (the “Payment Date”). A Participant must be an employee of the Company on the Payment Date to receive the payment. Subject to certain exceptions, a Participant who terminates his or her employment with the Company before the Payment Date will not be eligible to receive the payment or any prorated portion thereof.
The Company’s operating cash flow achievement for the Performance Period against target operating cash flow for the Performance Period will be used to determine the eligibility for a payment. A 100% payment will be paid to a participant if 100% of budgeted operating cash flow is attained with respect to the Performance Period (the “Target LTIP Award”). For our named executive officers, the Target LTIP Awards range from 68% to 100% of current base salary. A participant is eligible for 25% of the Target LTIP Award if at least 85% of budgeted Operating Cash Flow is attained with respect to the Performance Period and for 200% of the Target LTIP Award if at least 120% of budgeted Operating Cash Flow is attained with respect to the Performance Period.
Amendments to FY08 Executive Annual Incentive Plan
On May 1, 2007, the Company adopted the FY08 Executive Annual Incentive Plans for its executive officers, including the named executive officers, as previously disclosed. On June 29, 2007, the Company amended the metrics and weighting for the bonus amounts applicable to group presidents responsible for a specific business segment, which are now as follows: (a) achievement of targeted annual revenue growth of Symantec (35% weighting); (b) achievement of targeted annual earnings per share growth of Symantec (35% weighting); and (c) achievement of the specific business segment’s contribution margin (30% weighting). For all other executive officers, the previously reported metrics and weighting remain unchanged.
Amendments to Executive Retention Plan
On June 29, 2007, the Company adopted amendments the Symantec Executive Retention Plan. The amendments expanded the plan to cover a second group of beneficiaries referred to as “Group 2” beneficiaries. Under the Plan as amended, the two groups of beneficiaries are: (i) the chief executive officer, group presidents, and other executive officers of Company who are designated as Section 16(b) officers or are otherwise designated as “Group 1” beneficiaries by the Company’s Compensation Committee; and (ii) any other employees who are designated as “Group 2” beneficiaries by the Company’s Compensation Committee, based on recommendations made by the chief executive officer. Pursuant to the terms of the plan, if the employment of a beneficiary is terminated other than for cause, (or, in the case of a “Group 1” beneficiary only, if the beneficiary resigns following a constructive termination), within 12 months after a change in control of the Company, all equity compensation awards granted by the Company to such beneficiary shall become fully vested and, if applicable, exercisable.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: July 5, 2007	By:	/s/ Arthur F. Courville Arthur F. Courville
Executive Vice President, General Counsel and Secretary